UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2015

Commission file number: 001-14330

POLYMER GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	57-1003983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina 28269	(704) 697-5100
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Polymer Group, Inc. (the “Company”) is furnishing this Current Report on Form 8-K to revise its historical financial statements included in its Annual Report on Form 10-K for the year ended December 28, 2013, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2014 (the “2013 Annual Report”) to (i) reflect the measurement period adjustments made in the quarter ended September 27, 2014 to the estimated fair values of assets acquired and liabilities assumed in the acquisition of Fiberweb plc (“Fiberweb”), which was acquired by the Company on November 15, 2013; and (ii) to reflect the Company’s segment reporting changes made during the third quarter of 2014 in connection with the acquisition by PGI Polímeros do Brasil S.A., a wholly-owned subsidiary of the Company, of 71.25% of the outstanding capital stock of Companhia Providência Indústria e Comércio, a Brazilian corporation.

As reported in the 2013 Annual Report, the estimated fair values of assets acquired and liabilities assumed in the acquisition of Fiberweb were preliminary as of December 28, 2013.

During the quarter ended September 27, 2014, the Company finalized its valuation of its assets acquired and liabilities assumed, which ultimately resulted in the necessity to revise the original estimate of fair value during the third quarter of 2014. As required by the acquisition method of accounting, the Company retrospectively adjusted the acquisition date balance sheet and the results of operations of the fourth quarter and year ended December 28, 2013 to reflect the following: (1) an increase in the estimated fair value of property, plant and equipment; (2) an increase in the estimated fair value of identifiable intangible assets; (3) an increase in the deferred tax liability related to the increased value of property, plant and equipment and intangible assets; and (4) a decrease in goodwill caused by the net effect of these adjustments. For additional information regarding the effects of the changes, see Note 4, Acquisitions, to the consolidated financial statements of the Company included as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, as reported in the 2013 Annual Report, the Company reported its results under the following four segments: Americas Nonwovens, Europe Nonwovens, Asia Nonwovens and Oriented Polymers. Beginning with the third quarter of 2014, to reflect its new organizational structure and business focus, the Company reports its financial performance under the following four segments: North America, South America, Europe and Asia. As such, the Company has revised its historical segment disclosures included in its 2013 Annual Report to reflect its new reporting structure.

The financial statements and disclosures included in this report and in Exhibit 99.1 hereto represent a recasting of the Company’s 2013 financial statements and are furnished with the SEC in order to provide investors with updated information with respect to the 2013 Annual Report. Accordingly, the disclosures herein do not represent a restatement or otherwise imply that our previously issued financial statements may not be relied upon. Furthermore, this Form 8-K does not update the disclosures in the 2013 Annual Report in any way other than the inclusion of the additional and updated financial information described above and included herein. This Current Report on Form 8-K should be read in conjunction with the 2013 Annual Report and the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 20, 2014, June 28, 2014 and September 27, 2014, as well as the Company’s other filings with the SEC filed since the 2013 Annual Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Financial Statements for the fiscal year ended December 28, 2013, revised solely to reflect the adjusted allocation of the purchase price of the acquisition of Fiberweb and the change in segment reporting.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations or the fiscal year ended December 28, 2013, revised solely to reflect the adjusted allocation of the purchase price of the acquisition of Fiberweb and the change in segment reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2015

POLYMER GROUP, INC.

	By:	/s/ Dennis E. Norman
	Name:	Dennis E. Norman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Financial Statements for the fiscal year ended December 28, 2013, revised solely to reflect the adjusted allocation of the purchase price of the acquisition of Fiberweb and the change in segment reporting.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations or the fiscal year ended December 28, 2013, revised solely to reflect the adjusted allocation of the purchase price of the acquisition of Fiberweb and the change in segment reporting.